Exhibit 10.10

TCR2 THERAPEUTICS INC.

AMENDED AND RESTATED CONSULTING AGREEMENT

This Amended and Restated Consulting Agreement (the “Agreement”), made this 9th day of May, 2017 (“Effective Date”), is entered into by TCR2 Therapeutics Inc., a Delaware corporation (the “Company”), Mitchell Finer (the “Dr. Finer”), and Pattern Recognition Ventures (the “Consultant” and, collectively with the Company and Dr. Finer, the “Parties”).

WHEREAS, the Company and Dr. Finer entered into that certain Consulting Agreement (the “Original Consulting Agreement”), dated as of March 1, 2016 (the “Original Effective Date”), pursuant to which, inter alia, Dr. Finer agreed to perform certain services for the Company, and the Company agreed to pay Dr. Finer a consulting fee and to issue Dr. Finer restricted common stock of the Company, par value $0.0001 per share (“Common Stock”), in consideration of the services provided pursuant to the Original Consulting Agreement;

WHEREAS, on January 1, 2017 (the “Transition Date”), Consultant began providing Services (as defined below) for the Company;

WHEREAS, the Company desires to continue receiving the Services of the Consultant, and the Consultant desires to continue performing such Services for the Company;

WHEREAS, Dr. Finer maintains a service relationship with the Consultant;

WHEREAS, Dr. Finer desires to cease directly providing services for the Company pursuant to the Prior Consulting Agreement and to continue providing Services for the Company indirectly, through his service relationship with the Consultant;

WHEREAS, the Company issued Dr. Finer 227,509 shares of restricted Common Stock (the “Shares”) pursuant to that certain Founder Stock Restriction Agreement, dated as of June 1, 2015, by and between the Company and Dr. Finer (the “Stock Restriction Agreement”); and

WHEREAS, the Company issued Dr. Finer an option to purchase 49,661 of Common Stock, pursuant to that certain Non-Qualified Stock Option Agreement, dated as of December 13, 2016, by and between the Company and Dr. Finer (the “Option Agreement”);

WHEREAS, the Parties desire to amend and restate the Original Consulting Agreement upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual: covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties hereto, the Parties agree as follows:

1. Services. The Consultant agrees to perform scientific consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company, including, without limitation, making Dr. Finer available to serve as Chairman of the Company’s Scientific Advisory Board (SAB) (the “Services”).

2. Compensation.

2.1 Mr. Finer’s Previous Compensation.

(a) The Parties hereby acknowledge and agree that, pursuant to the Original Consulting Agreement, the Company paid to Dr. Finer an amount equal to $56,627.99 for his services performed pursuant to, and for all expenses reimbursed pursuant to, the Original Consulting Agreement from the Original Effective Date to the Transition Date pursuant to the Original Consulting Agreement and an amount equal to $37,500 for the work Dr. Finer performed for the six-month period from October 1, 2015 through March 31, 2016.

(b) The Parties hereby acknowledge and agree that, pursuant to the Original Consulting Agreement and the Stock Restriction Agreement, the Company issued Dr. Finer the Shares in consideration of Dr. Finer’s services performed pursuant to the Original Consulting Agreement.

2.2 Cancellation of Option Agreement. The Company and Mr. Finer acknowledge and agree that, pursuant to Section 12 of the Company’s 2015 Stock Option and Grant Plan, as amended, the Company shall cancel the Option Agreement.

2.3 The Consultant’s Compensation.

(a) Consulting Fee. The Company shall pay to the Consultant a consulting fee of $18,750 per quarter for his services hereunder, payable in advance commencing, on July 1, 2017. Payment for any partial quarter shall be prorated. If the Company and Consultant conclude that Consultant is spending materially more or less time than anticipated per quarter, the Company and the Consultant will discuss and revise the fee accordingly.

(b) Previous Compensation. The Parties hereby acknowledge and agree that the Company paid to the Consultant an amount equal to $3 7,500 for the work Consultant has already performed, and will perform, for the six-month period from the Transition Date through June 30, 2017.

(c) Equity. In consideration of the Consultant’s provision of Services, subject to approval by the Board of Directors of the Company (the “Board”) and the cancellation of the Option Agreement, the Company shall issue to Consultant an option to purchase up to 49,661 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock at the time of such issuance, pursuant to the terms set forth in the Non-Qualified Stock Option Agreement, in substantially the form attached hereto as Exhibit A.

(d) Expenses. The Company shall reimburse the Consultant for all reasonable and necessary documented out of pocket expenses incurred or paid by the Consultant In connection with, or related to, the performance of Consultant’s services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within thirty (30) days after receipt thereof. Notwithstanding the foregoing, the Consultant is not expected to incur total expenses in excess of $1,000.00 per month without the prior written approval of the Company. Consultant shall not incur expenses that are not consistent with the expense reimbursement guidelines of the Company.

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(e) Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, health insurance, social security, unemployment, medical or pension payments, made available to employees of the Company.

3. Proprietary Information and Inventions.

3.1 Dr. Finer acknowledges that Dr. Finer is bound by the terms of the TCR2, Inc. Confidentiality and Assignment Agreement between Consultant and the Company dated October 19, 2015 (the “Finer Confidentiality Agreement”).

3.2 The Consultant agrees to enter into the TCR2 Therapeutics Inc. Confidentiality and Assignment Agreement, in substantially the form attached hereto as Exhibit B (the “Consultant Confidentiality Agreement”), on or before the Effective Date.

4. Termination. This Agreement may be terminated in the following manner: (a) by either the Company or the Consultant upon not less than thirty (30) days prior written notice to the other Party; (b) by the Company, upon twenty-four (24) hours prior written notice to the Consultant if the Consultant or Dr. Finer has materially breached this Agreement; (c) by the Consultant, upon twenty-four (24) hours prior written notice to the Company if the Company has materially breached this Agreement; or (d) at any time upon the mutual written consent of the Company and the Consultant. In the event of termination, the Consultant shall be entitled to payment for services performed and (subject to the limitation in Section 2.3) for expenses paid or incurred prior to the effective date of termination that have not been previously paid. Notwithstanding the foregoing, the Company may terminate this Agreement effective immediately by giving written notice to the Consultant if Dr. Finer breaches or threatens to breach any provision of the Finer Confidentiality Agreement, or if the Consultant breaches or threatens to breach any provision of the Consultant Confidentiality Agreement.

5. Cooperation. The Consultant shall use Consultant’s best efforts in the performance of Consultant’s obligations under this Agreement. The Company shall provide such access to its information, technology and property as may be reasonably required in order to permit the Consultant to perform Consultant’s obligations hereunder, and that such access is granted solely for the performance of this Agreement and not for any other purpose. The Consultant shall cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

6. Other Agreements. Each of the Consultant and Dr. Finer hereby represents that, except as each of the Consultant and Dr. Finer has disclosed in writing to the Company or as otherwise required by the Massachusetts Supreme Judicial Court Rules of Professional Conduct, neither the Consultant nor Dr. Finer is not bound by the terms of any agreement with any third party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of Consultant’s consultancy with the Company, to refrain from

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competing, directly or indirectly, with the business of such third party or to refrain from soliciting employees, customers or suppliers of such third party. Each of the Consultant and Dr. Finer further represents that Consultant’s performance of all the terms of this Agreement and the performance of the services as a consultant of the Company do not and will not breach any agreement with any third party to which the Consultant or Dr. Finer is a party (including, without limitation, any nondisclosure or non-competition agreement), and that neither the Consultant nor Dr. Finer will disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any current or previous employer or others.

7. Independent Contractor Status.

7.1 The Consultant shall perform all services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

7.2 The Consultant shall have the right to control and determine the time, place, methods, manner and means of performing the services. In performing the services, the amount of time devoted by the Consultant on any given day will be entirely within the Consultant’s control, and the Company will rely on the Consultant to put in the amount of time necessary to fulfill the requirements of this Agreement. The Consultant will provide all equipment and supplies required to perform the services. The Consultant is not required to attend regular meetings at the Company. However, upon reasonable notice, the Consultant shall meet with representatives of the Company at a location to be designated by the Company and the Consultant for the purpose of periodic meetings related to the business or research and development conducted or planned to be conducted by the Company.

7.3 In the performance of the Services, the Consultant has the authority to control and direct the performance of the details of the Services, the Company being interested only in the results obtained. However, the Services contemplated by the Agreement must meet the Company’s standards and approval and shall be subject to the Company’s general right of inspection and supervision to secure their satisfactory completion.

7.4 Neither the Consultant nor Dr. Finer shall use the Company’s trade names, trademarks, service names or servicemarks without the prior approval of the Company.

7.5 The Consultant shall be solely responsible for all state and federal income taxes, unemployment insurance and social security taxes in connection with this Agreement and for maintaining adequate workers’ compensation insurance coverage.

8. Continuing Business Relationship. The Company and Dr. Finer hereby acknowledge and agree that (i) Dr. Finer has continuously served as a member of the Board of Directors of the Company (a “Director”) since October 16, 2017 and continues to serve as a Director; (ii) Dr. Finer has continuously maintained a Business Relationship (as defined in the Stock Restriction Agreement) since the Stock Restriction Agreement became effective; and (iii) Dr. Finer shall continue to have a Business Relationship with the Company so long as Dr. Finer serves as a Director or otherwise maintains a Business Relationship with the Company.

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9. Non-Exclusivity. The Consultant retains the right to contract with other companies or entities for Consultant’s consulting services without restriction. The Company retains a right to contract with other companies and/or individuals for consulting services without restriction.

10. Indemnification. The Consultant shall be liable for, and shall indemnify, defend and hold harmless the Company and its successors and assigns from any claims, suits, judgments or causes of action initiated by any third party against the Company where such actions result from or arise out of the Services performed by the Consultant under this Agreement, but only insofar as such actions result from the gross negligence or willful misconduct of the Consultant. The Consultant shall further be solely liable for, and shall indemnify, defend and hold harmless the Company and its successors and assigns from and against any claim or liability of any kind (including penalties, fees or charges) resulting from the Consultant’s failure to pay the taxes, penalties, and payments referenced in Section 9 of this Agreement.

11. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below, or at such other address or addresses as either party shall designate to the other in accordance with this Section 11.

12. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

13. Entire Agreement. This Agreement and the other agreements referenced herein constitute the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

14. Amendment. This Agreement may be amended or modified only by a written instrument executed by the Company the Consultant; provided, however, that this Agreement may not be amended with respect to any term related to Dr. Finer unless Dr. Finer consents in writing to such amendment.

15. Non-Assignability of Contract. This Agreement is personal to the Consultant and the Consultant shall not have the right to assign any of Consultant’s rights or delegate any of Consultant’s duties without the express written consent of the Company. Any non-consented-to assignment or delegation, whether express or implied or by operation of law, shall be void and shall constitute a breach and a default by the Consultant.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction.

17. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by it.

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18. Interpretation. If any restriction set forth in Section 6 or Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

19. Survival.

19.1 Sections 5 through 18 shall survive the expiration or termination of this Agreement.

20. Miscellaneous.

20.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

20.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

20.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Consulting Agreement as of the date and year first above written.

COMPANY:

TCR[2] THERAPEUTICS INC.

By:	/s/ Garry Menzel
Name: Garry Menzel
Title: Chief Executive Officer

CONSULTANT:

PATTERN RECOGNITION VENTURES

By:	/s/ Mitchell Finer
Name: Mitchell Finer
Title:

DR. FINER:

/s/ Mitchell Finer
Mitchell Finer

Address: 450 Kendall St.
Cambridge, MA 02142

[TCR2 Therapeutics - Signature Page to Amended and Restated Consulting Agreement]

Exhibit A

Non-Qualified Stock Option Agreement

TCR2 THERAPEUTICS INC.

NON-QUALIFIED STOCK OPTION GRANT NOTICE

TCR2 Therapeutics Inc., a Delaware corporation (together with any successor, the “Company”), has granted to the individual named below, an option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock, par value $0.0001 per share (“Common Stock”), of the Company indicated below (the “Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Non-Qualified Stock Option Grant Notice (the “Grant Notice”), and the attached Non-Qualified Stock Option Agreement (the “Agreement”). For the avoidance of doubt, this Stock Option is not issued under the Company’s 2015 Stock Option and Grant Plan, as amended (the “Plan”); however, for the purposes of interpreting the applicable provisions of this Stock Option, the terms and conditions of the Plan (other than those applicable to the share reserve) shall govern and apply to this Stock Option as if such Stock Option had been issued under the Plan. This Stock Option is not intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

Name of Optionee:	Pattern Recognition Ventures (the “Optionee”)

No. of Shares:	49,661 Shares of Common Stock

Grant Date:	_____________________, 2017

Vesting Commencement Date:	December 13, 2016 (the “Vesting Commencement Date”)

Expiration Date:	_____________________, 2027 (the “Expiration Date”)

Option Exercise Price/Share:	$0.12 (the “Option Exercise Price”)

Vesting Schedule:	25 percent of the Shares shall vest and become exercisable on the first anniversary of the Vesting Commencement Date; provided that the Optionee continues to provide consulting services to the Company at such time. Thereafter, the remaining 75 percent of the Shares shall vest and become exercisable in 36 equal monthly installments following the first anniversary of the Vesting Commencement Date until December 1, 2020, on which date, subject to the vesting conditions herein, all remaining Shares shall vest and become exercisable, provided the Optionee continues to provide consulting services to the Company on each vesting date. Notwithstanding anything in the Agreement to the contrary, in the case of a Sale Event, this Stock Option and the Shares shall be treated as provided in Section 3(c) of the Plan.

Attachments: Non-Qualified Stock Option Agreement, 2015 Stock Option and Grant Plan

TCR2 THERAPEUTICS INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Grant Notice and the Plan.

1. Vesting, Exercisability and Termination.

(a) No portion of this Stock Option may be exercised until such portion shall have vested and become exercisable.

(b) Except as set forth below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable on the respective dates indicated below:

(i) This Stock Option shall initially be unvested and unexercisable.

(ii) This Stock Option shall vest and become exercisable in accordance with the Vesting Schedule set forth in the Grant Notice.

2. Exercise of Stock Option.

(a) The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating its election to purchase some or all of the Shares with respect to which this Stock Option is then exercisable. Such notice shall specify the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the methods described in Section 5 of the Plan, subject to the limitations contained in such Section of the Plan, including the requirement that the Committee specifically approve in advance certain payment methods.

(b) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

3. Accredited Investor. Optionee hereby represents and warrants to the Company that such Optionee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

4. Incorporation of Plan. As stated above, this Stock Option is not granted pursuant to the Plan. However, for purposes of interpreting the applicable provisions of this Stock Option, the terms and conditions of the Plan shall govern and apply to this Stock Option as if such Stock Option had been issued under the Plan.

5. Transferability of Stock Option. This Stock Option is personal to the Optionee and is not transferable by the Optionee in any manner, except as may be expressly permitted by the Company.

6. Restrictions on Transfer of Shares. The Shares acquired upon exercise of the Stock Option shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 9 of the Plan.

7. Miscellaneous Provisions.

(a) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(b) Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of its ownership of, this Stock Option or Shares acquired pursuant thereto.

(c) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

(e) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(f) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(g) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(h) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(i) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(j) Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

8. Dispute Resolution.

(a) Except as provided below, any dispute arising out of or relating to the Plan or this Stock Option, this Agreement, or the breach, termination or validity of the Plan, this Stock Option or this Agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

(b) The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c) The Company, the Optionee, each party to the Agreement and any other holder of Shares issued pursuant to this Agreement (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 8 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d) Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

9. Waiver of Statutory Information Rights. The Optionee understands and agrees that, but for the waiver made herein, upon exercise the Optionee would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of the Optionee as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, the Optionee hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in its capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of the Optionee under any other written agreement between the Optionee and the Company.

[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

TCR[2] THERAPEUTICS INC.

By:
Name:
Title:

Address:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that this Stock Option is subject to the terms of this Agreement, and to the extent set forth in Section 3 of this Agreement, the Plan. This Agreement is hereby accepted, and the terms and conditions of the Plan, the Grant Notice and this Agreement, SPECIFICALLY INCLUDING THE ARBITRATION PROVISIONS SET FORTH IN SECTION 8 AND THE WAIVER OF STATUTORY INFORMATION RIGHTS SET FORTH IN SECTION 9 OF THIS AGREEMENT, are hereby agreed to, by the undersigned as of the date first above written.

OPTIONEE:

Name:

Address:

Appendix A

STOCK OPTION EXERCISE NOTICE

TCR2 Therapeutics Inc.

Attention: Treasurer

Pursuant to the terms of the grant notice and stock option agreement between the undersigned and TCR2 Therapeutics Inc. (the “Company”) dated                  (the “Agreement”), I, [Insert Name]                     , hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $                 representing the purchase price for [Fill in number of Shares]                 Shares. I have chosen the following form(s) of payment:

[ ] 1. Cash

[ ] 2. Certified or bank check payable to TCR2 Therapeutics Inc.

[ ] 3. Other (as referenced in the Agreement and described in the TCR2 Therapeutics Inc. 2015 Stock Option and Grant Plan (please describe))

In connection with my exercise of the option as set forth above, I hereby represent and warrant to the Company as follows:

(i) I am purchasing the Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv) I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period of time.

(v) I understand that the Shares may not be registered under the Securities Act of 1933 (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 501 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Shares will include similar restrictive notations.

(vi) I have read and understand the Plan and acknowledge and agree that the Shares are subject to all of the relevant terms of the Plan, including without limitation, the transfer restrictions set forth in Section 9 of the Plan.

(vii) I understand and agree that the Company has a right of first refusal with respect to the Shares pursuant to Section 9(b) of the Plan.

(viii) I understand and agree that the Company has certain repurchase rights with respect to the Shares pursuant to Section 9(c) of the Plan.

(ix) I understand and agree that I may not sell or otherwise transfer or dispose of the Shares for a period of time following the effective date of a public offering by the Company as described in Section 9(f) of the Plan.

(x) I understand and agree to the waiver of statutory information rights as set forth in Section 9 of the Agreement.

Sincerely yours,

Name:

Address:

Date:

Exhibit B

Consultant Confidentiality Agreement

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”), entered into as of                     , 2017 (the “Effective Date”), governs the disclosure of information by and between TCR2 Therapeutics Inc. with an address of 675 West Kendall St. Suite I, Cambridge, Massachusetts 02142, and Pattern Recognition Ventures, personally (“Recipient”).

1. Purpose. TCR2 Therapeutics Inc. and Recipient intend to engage in discussions concerning the possible establishment of a consulting relationship between TCR2 Therapeutics Inc. and Recipient (the “Purpose”). In the course of these discussions, TCR2 Therapeutics Inc. may disclose or deliver to Recipient certain of its Confidential Information (defined below).

2. Confidential Information. As used herein, “Confidential Information” means any and all information including scientific, technical, business, or financial information or trade secrets, including third party information, that is furnished or disclosed by or on behalf of TCR2 Therapeutics Inc., in whatever form or medium (regardless of whether tangible, intangible, visual or oral), to Recipient. “Confidential Information” includes but is not limited to: (a) patent and patent applications; (b) trade secrets; and (c) other proprietary information, ideas, medical devices, gene sequences, cell lines, samples, chemical compounds, assays, biological materials, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, and formulae related to the current, future, and proposed products and services of TCR2 Therapeutics Inc., and including without limitation, information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, analyst reports, sales and merchandising, marketing plans and any additional information provided to Recipient.

3. Obligations. Recipient agrees to: (a) use the Confidential Information solely for the Purpose stated above; (b) maintain the confidentiality of the Confidential Information; (c) not disclose any of the Confidential Information to anyone except as expressly permitted in Section 4 below; (d) not disclose either the fact that discussions or negotiations are taking place concerning a possible relationship between the parties nor any of the terms, conditions, or other facts with respect to the possible relationship, including the status thereof or the receipt of Confidential Information; (e) treat such Confidential Information with same degree of care as Recipient treats their own confidential information, which in no event shall be less than reasonable care; and (f) if directed, limit as directed the number of copies made of the Confidential Information. Recipient agrees to immediately notify TCR2 Therapeutics Inc. upon discovery of any loss or unauthorized disclosure of the Confidential Information.

4. Permitted Disclosures. Recipient may disclose TCR2 Therapeutics Inc.’s Confidential Information solely to their legal counsel on a need-to-know basis, solely for purposes of providing legal advice, and Recipient remains liable for the compliance of such legal counsel. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 USC Section 1833(b), Recipient shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

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5. Exceptions. The obligations and restrictions imposed by this Agreement will not apply to any Confidential Information that Recipient can show through competent evidence (a) is already known to Recipient prior to TCR2 Therapeutics Inc.’s disclosure, other than as a result of Recipient’s breach of any legal obligation; (b) is or becomes publicly available through no wrongful act on the part of

Recipient; or (c) is obtained by Recipient from a source other than TCR2 Therapeutics Inc. on a non-confidential basis having the legal right to disclose such Confidential Information. Recipient may disclose the Confidential Information to the extent required pursuant to the lawful order of a government agency or if disclosure is required by operation of the law, provided that Recipient provides TCR2 Therapeutics Inc. with prior written notice in order to permit TCR2 Therapeutics Inc. to seek confidential treatment of such information. Recipient will reasonably cooperate with TCR2 Therapeutics Inc. in its efforts to seek such a protective order. If confidential treatment is not received for the Confidential Information, Recipient shall only disclose that portion of the Confidential Information which it is required to disclose.

6. Handling of Information and Materials. Confidential Information will not be reproduced in any form except as required to accomplish the Purpose. Any reproduction of any Confidential Information by Recipient will remain the property of TCR2 Therapeutics Inc. and will contain any and all confidential or proprietary notices or legends that appear on the original, unless otherwise authorized in writing by TCR2 Therapeutics Inc. Upon termination or expiration of this Agreement, or upon written request of TCR2 Therapeutics Inc., Recipient will promptly return to TCR2 Therapeutics Inc. all documents and other tangible materials representing the Confidential Information and all copies thereof, provided that Recipient shall have the right to keep one (1) copy of the Confidential Information for archival purposes.

7. No Other Rights. The parties recognize and agree that nothing contained in this Agreement will be construed as granting any property rights, by license or otherwise, to any Confidential Information, or to any invention or any patent, copyright, trademark or other intellectual property right that has issued or that may issue, based on such Confidential Information. Recipient will not make, have made, use or sell for any purpose any product or other item using, incorporating or derived from any Confidential Information.

8. Term and Termination. This Agreement will expire one (1) year after the Effective Date, or may be terminated by either party at any time upon written notice to the other party. Recipient’s obligations under this Agreement will survive for a period of seven (7) years following termination or expiration of this Agreement; provided, however, that the non-disclosure and non-use obligations imposed by this Agreement with respect to trade secrets included in the Confidential Information will continue for as long as TCR2 Therapeutics Inc. continues to treat such Confidential Information as a trade secret.

9. Notice. Any notice to be given hereunder by either party to the other will be in writing addressed to the address set forth above (unless either provides written notice of a different address) and will be deemed given: (a) upon delivery if sent by facsimile or by overnight courier; or (b) three (3) days after deposit in the mail if sent by pre-paid, certified mail, return receipt requested mail.

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10. No Warranties. TCR2 Therapeutics Inc. makes no representations or warranties, express or implied, with respect to the accuracy or completeness of its Confidential Information. TCR2 Therapeutics Inc. will have no liability with respect to the use or reliance upon its Confidential Information by Recipient.

11. General. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all previous agreements between the parties relating to the subject matter hereof. The headings to sections of this Agreement are inserted for convenience only and will not be deemed a part hereof or affect the construction or interpretation of any provision hereof. No provision of this Agreement will be deemed waived, amended or modified by either party, unless such waiver, amendment or modification is made in writing and signed, in the case of a waiver, by the party granting the waiver, and in the case of an amendment or modification, by both parties. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles. Any dispute under this Agreement may be brought in the state courts and the Federal courts located in the Commonwealth of Massachusetts, and the parties hereby consent to the personal jurisdiction and venue of these courts. Recipient acknowledges that its breach of this Agreement may cause irreparable damage and hereby agrees that TCR2 Therapeutics Inc. will be entitled to seek injunctive relief under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction. If any provision of this Agreement is found by a proper authority to be unenforceable or invalid, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions. This Agreement will be binding upon and inure to the benefit of each of the party’s heirs, successors and assigns. Recipient will not export, directly or indirectly, any technical data acquired from TCR2 Therapeutics Inc. pursuant to this Agreement or any product utilizing any such data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval without first obtaining such license or approval. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or electronic copy of this Agreement, including the signature pages, will be deemed an original.

EXECUTED as of the Effective Date.

TCR[2] Therapeutics Inc.	PATTERN RECOGNITION VENTURES

By:		By:
	Name: Garry Menzel		Name: Mitchell Finer
	Title: Chief Executive Officer		Title:

Address:	PO Box 650
Niwot, CO 80544

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